EXHIBIT 32.1
SECTION 906 CERTIFICATION
BY THE
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
     Each of Thomas J. Mazzarisi, Chief Executive Officer, and Stephen J. Schoepfer, Chief Financial Officer, of JAG Media Holdings, Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2006 (“Form 10-KSB”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operation of the Company.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
/s/ Thomas J. Mazzarisi	/s/ Stephen J. Schoepfer
Name: Thomas J. Mazzarisi	Name: Stephen J. Schoepfer
Date: March 2, 2007